WASTE INDUSTRIES USA, INC. Reports First Quarter 2004 Results

Raleigh, NC, Wednesday, April 28, 2004—Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported unaudited financial results for the first quarter ended March 31, 2004.

For the quarter ended March 31, 2004, revenue increased 10.0% to $69.2 million, compared to $62.9 million for the quarter ended March 31, 2003. Operating income for the first quarter 2004 increased 18.0% to $6.9 million, compared to operating income of $5.9 million in the first quarter of 2003. Net income for the first quarter 2004 was $2.8 million, or $0.21 per share, a 29.2% increase over net income of $2.2 million or $0.16 per share, before a cumulative effect of a change in accounting principle as a result of the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, (SFAS 143) in the first quarter of 2003.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA, said, “In spite of an icy January and February, we are pleased with our performance for the 1st quarter. While total revenues increased by 10%, operating income improved by 18% and our earnings per share was $0.21 vs. $0.16 a year ago. Our results reflect the successful integration of recent acquisitions, and our continued focus on improving our productivity, lowering our cost, and executing a selective pricing strategy. The increased demand for our services and improved economic conditions give us reason to be optimistic about the balance of 2004.”

The Company will host a conference call to discuss its first quarter results on Thursday, April 29, 2004 at 2:00 PM (EST). The call number is (800) 946-0742 and the confirmation number is 540338. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through May 12, 2004 at (888) 203-1112 with a confirmation number of 540338.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

The tables attached to this press release contain references to operating income before depreciation and amortization and free cash flow, which are considered non-GAAP financial measures. Tables reconciling operating income before depreciation and amortization and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning operating income before depreciation and free cash flow because it believes that operating income before depreciation and amortization and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that operating income before depreciation and amortization and free cash flow depict as measures of its liquidity.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as weather conditions, economic trends, managing growth, and risks in the development and operation of landfills that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2003	2004
Revenues:
Service	$62,486	$69,021
Equipment	447	219

Total revenues	62,933	69,240

Operating cost and expenses:
Operations	40,212	45,551
Equipment sales	293	127
Selling, general and administrative	9,068	9,413
Depreciation and amortization	7,501	7,339
Gain on sale of property and equipment	(11)	(117)

Total operating costs and expenses	57,063	62,313

Operating income	5,870	6,927

Interest expense (net)	2,458	2,541
Other income	(15)	(65)

Total other expense (income) net	2,443	2,476

Income before income taxes and cumulative effect of a change in accounting principle	3,427	4,450
Income tax expense	1,240	1,625

Income before cumulative effect of a change in accounting principle	2,187	2,825
Cumulative effect of a change in accounting principle net of tax benefit of $614	(1,067)	—

Net Income	$1,120	$2,825

Earnings per share basic and diluted:

Before cumulative effect of a change in accounting principle	$0.16	$0.21
Cumulative effect of a change in accounting principle, net of tax	(0.08)	—

Net Income	$0.08	$0.21

Weighted-Average Number Of Shares Outstanding:
Basic	13,405	13,493
Diluted	13,418	13,667

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	December 31, 2003	March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$4,127	$1,782
Accounts receivable—trade, less allowance for uncollectible accounts (2003—$2,608; 2004—$2,645)	31,235	30,170
Accounts receivable—other	1,182	1,203
Inventories	1,427	1,548
Prepaid expenses and other current assets	2,438	2,612
Deferred income taxes	1,350	1,248

Total current assets	41,759	38,563

Property and equipment, net	190,871	187,642
Intangible assets, net	90,122	90,482
Restricted cash—bonds	822	822
Deferred financing costs	2,834	2,631
Other noncurrent assets	4,120	4,344

Total assets	$330,528	$324,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,723	$10,733
Current maturities of capital lease obligations	160	51
Accounts payable—trade	13,299	10,867
Income taxes payable	841	374
Accrued expenses and other liabilities	10,643	12,701
Acquisition liabilities	1,949	1,842
Closure/postclosure liabilities	816	4,915
Derivative liabilities	1,212	935
Deferred revenue	2,421	2,947

Total current liabilities	42,064	45,365

Long-term debt, net of current maturities	157,657	149,076
Deferred income taxes	18,240	18,151
Closure/postclosure liabilities	5,348	1,516
Derivative liabilities	260	540
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, no par value, shares authorized—80,000,000 shares issued and outstanding: 2003—13,442,402; 2004—13,497,168	39,139	39,171
Paid-in capital	7,342	7,342
Retained earnings	61,369	64,194
Accumulated other comprehensive loss	(891)	(871)

Total shareholders’ equity	106,959	109,836

Total liabilities and shareholders’ equity	$330,528	$324,484

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2004
Operating Activities:
Net income	$1,120	$2,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,501	7,339
Gain on sale of property and equipment	(11)	(117)
Cumulative effect of accounting change and accounting principle	1,067	—
Stock compensation expense	5	5
Benefit for deferred income taxes	(624)	(1)
Changes in assets and liabilities, net of effects from acquistion and disposition of related businesses	538	56

Net cash provided by operating activities	9,596	10,108

Investing Activities:
Acquisitions of related business, net of cash acquired	(4,090)	(430)
Acquisition liabilities	465	(107)
Proceeds from sale of property and equipment	882	760
Purchases of property and equipment	(6,544)	(4,020)

Net cash used in investing activities	(9,287)	(3,797)

Financing Activities:

Proceeds from issuance of long term debt	5,000	3,000
Principal payments of long-term debt	(4,550)	(11,571)
Principal payments of capital lease obligations	(124)	(109)
Financing costs	—	(3)
Net proceeds from exercised options	5	27

Net cash (used in) provided by financing activities	331	(8,656)

(Decrease) increase in cash and cash equivalents	640	(2,345)
Cash and cash equivalents, beginning of period	1,734	4,127

Cash and cash equivalents, end of period	$2,374	$1,782

Investing Activity—Restricted Cash—Bonds	$—	$822

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,093	$2,380

Cash paid for taxes	$239	$2,116

EARNINGS RELEASE—SUPPLEMENTAL DATA (dollars in thousands)

	1 Q 03	1 Q 04		12/31/03	3/31/04
REVENUE MARGINS			TOTAL DEBT & CAPITAL LEASES	$168,540	$159,860
Cost of operations	64.3%	65.8%
S G & A	14.4%	13.6%
Depreciation and amortization	11.9%	10.6%	TOTAL EQUITY	$106,959	$109,836
Interest expense, (net)	3.9%	3.7%
Income before income tax	5.4%	6.4%	DEBT TO TOTAL CAPITAL	61.2%	59.3%
Income tax expense	2.0%	2.3%
Net income before cumulative effect	3.5%	4.1%	TOTAL LIABILITIES TO EQUITY	2.1	2.0

CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$5,461	$3,398	DAYS SALES OUTSTANDING	38	39
Landfill Development	1,083	622

Total Capital Expenditures	$6,544	$4,020	CASH	$4,127	$1,782

SERVICE REVENUE GROWTH			SERVICE REVENUE MIX
Price	0.7%	0.5%	Collection		80.0%
Volume	-0.2%	3.4%	Disposal and Transfer		15.0%
Energy surcharge	0.4%	0.4%	Recycling and Other		5.0%

Total Internal Growth	0.9%	4.3%			100.0%

Recycling commodities	0.5%	0.3%
Acquisitions	3.4%	5.9%

Total Service Revenue Growth	4.8%	10.5%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
Operating income	$5,870	$6,927
Depreciation and amortization	7,501	7,339

Operating income before depreciation and amortization	$13,371	$14,266

FREE CASH FLOW RECONCILIATION
Net cash provided by operating activities	$9,596	$10,162
Less: Capital expenditures	(6,544)	(4,020)
Plus: Proceeds from disposal of assets	882	760

Free cash flow	$3,934	$6,902